UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 4, 2012, National American University Holdings, Inc. (the “Company”) received notification from Dr. R. John Reynolds announcing his retirement from the Company’s Board of Directors and therefore, he would not stand for re-election to the Board of Directors at the next annual meeting of stockholders scheduled for October 30, 2012. The Board of Directors extends its deepest gratitude for Dr. Reynolds’ long and dedicated service to the Company.

Item 7.01 Regulation FD Disclosure

The Company is scheduled to present at the BMO Capital Markets 12th Annual Back to School Education Conference to be held at the Grand Hyatt New York hotel in New York City on Thursday, September 13, 2012. The Company intends to post the investor presentation slides to be used at the conference at the Company’s investor relations website at http://www.national.edu/investor-relations. A copy of the investor presentation slides is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Investor Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: September 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation Slides